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                                                                 Exhibit 10.27


                               LICENSE AGREEMENT



        LICENSE AGREEMENT made as of this 1st day of April, 1996, by and between Alfin, Inc., a New York corporation with an address at 720 Fifth Avenue, New York, NY 10019 ("Licensor") and Fashion Fragrances & Cosmetics Ltd., a U.S. corporation with offices c/o John G. Ledes, Esq., 530 Fifth Avenue, New York, NY 10036 ("Licensee").

        The parties agree as follows:

        1.  Definitions.  As used in this Agreement, the term:

            1.1 "License Rights" shall mean the exclusive worldwide rights to create, manufacture, package, market, promote, distribute and sell for resale in the Territory, the Products.

            1.2 "Products" shall mean all fragrance products developed or acquired by licensee to which Licensee has affixed any of the Trademarks.

            1.3  "Territory" shall mean the entire world.

            1.4 "Trademarks" shall mean the registered forms of the "Robert Piquet," "Fracas" and "Bandit" fragrance trademarks.

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        2.  Grants.

            2.1 Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, the License Rights on an exclusive basis within the Territory.

            2.2 The License Rights are granted exclusively to Licensee during the term of this Agreement. Except as provided pursuant to the terms of agreements ("Prior Agreements") between the parties hereto dated March 7, 1996 and April 2, 1996, respectively, the Licensor is prohibited from being involved either directly or indirectly in the use of the Trademarks.

        3.  Promotion, Publicity and Marketing.

            3.1 Licensee hereby acknowledges that the Trademarks have acquired established prestige and goodwill and are well recognized in the minds of the public, and that it is of the utmost importance to each party that in the marketing, promotion, distribution, manufacture and sale of the Products that such prestige be maintained and that the quality of the products be maintained.

            3.2 Licensee agrees that Licensor shall have the right to notify licensee of any violations of Section 3.1 and that all such violations will be promptly remedied, but in any event will be remedied within 30 days after receipt of written notice thereof from Licensor.

        4. Duration. This Agreement shall commence on the date hereof and shall remain in effect for a period ending on the

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earlier of July 29, 1997 or the date of any breach by the Licensee of the Prior
Agreements. If the requirements of Section 3.2 are breached by Licensee, Licensor may terminate this Agreement upon 30 days written notice.

        5. Royalties. Licensor shall not be entitled to payment of any royalties under this Agreement.

        6. Trademarks. Licensee recognizes the exclusive ownership of the Trademarks are governed by the prior agreements and shall not, while this Agreement is in effect, register or attempt to obtain any right in or to the Trademarks except as provided by such prior agreements.

        7. Notices. Any notice of communication given by either party to the other under this Agreement shall be in writing and may be given personally or by telefax, telex, cablegram, or by prepaid airmail letter to the party to be served at the address set out at the commencement of this Agreement or at such other address as may from time to time be notified in writing. Any notice given by telefax, telex or cablegram shall be deemed to have been given 24 hours after due delivery or dispatch and any notices sent by airmail as aforesaid shall be deemed to have been served 7 days after it shall have been properly posted.

        8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party hereto may assign any of its rights or delegate any of its


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duties hereunder without the prior written consent of the other party hereto, such consent not to be unreasonably withheld.

        9. Miscellaneous. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any previous written or oral agreement in connection therewith. Any amendment hereto must be in writing signed by both of the parties hereto. This Agreement shall be governed by and construed in accordance with the law of New York applicable to agreements made and to be performed in New York.

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first above mentioned.


                                        ALFIN, INC.

                                        By:  /s/ Jean Farat
                                             -----------------------------
                                             Name:  Jean Farat
                                             Title: Chairman


                                        FASHION FRAGRANCES & COSMETICS LTD.

                                        By:  /s/  John G. Ledes
                                             -------------------------------
                                             Name: John G. Ledes
                                             Title: Director



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